Exhibit 8.2

FALK GmbH & Co KG
Postfach 10 22 80
69012 Heidelberg

Im Breitspiel 21
69126 Heidelberg

Telefon: +49 6221 399-0
Telefax: +49 6221 399-238
falk-heidelberg@falk-co.de

September 17, 2021
Me/Dr.Vk/Mth/Oz
14917
42339517

Attn

Pierre Kemula

Chief Financial Officer

CureVac AG

Friedrich-Miescher-Str. 15

72076 Tübingen

US SEC Prospectus Supplement Relating to Form F-3 Registration Statement CureVac N.V. dated September 17, 2021

Dear Mr. Kemula,

We act as German Tax Advisors to the Issuer in connection with the Registration. Certain terms used in this opinion are defined in Annex 1 (Definitions).

This opinion is limited to German tax law in effect on the date of this opinion. This opinion (including all terms used in it) is to be construed in accordance with German tax law.

For the purpose of this opinion, we have examined the Registration Statement and Prospectus Supplement which we determined to be the only documents relevant to rendering this opinion, while relying upon the accuracy of the factual statements therein.

For the purpose of this opinion, we have made the following assumptions:

•	The Registration Statement and Prospectus Supplement been or will be filed with the SEC in the forms referred to in this opinion.

•	The effective place of management of the Issuer is located in Tübingen, Germany.

•	The factual statements in the Registration Statement and Prospectus Supplement are true and correct in all respects.

FALK GmbH & Co KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft

Sitz der Gesellschaft: Heidelberg | AG Mannheim HRA 702086 | USt.-Identifikations-Nr. DE 258 256 316

Persönlich haftende Gesellschafterin: FALK & Co Verwaltungs-GmbH Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft

Sitz der Gesellschaft: Heidelberg AG Mannheim HRB 705586

Geschäftsführer: WP StB Gerhard Meyer, WP StB Dr. Martin Ziegler, StB Gerd Fuhrmann, WP StB Thomas Rohling, WP StB Markus Schmidtke, WP StB Philip Roth, WP StB Stephan Hilbig, WP CPA Gerhard Müller, WP StB Dr. Stefan Tichy, WP StB Andreas Dörschell, WP StB RA Dr. Steffen Bangert, WP StB Dr. Alexander Wünsche, WP StB CPA Steffen Ahrens, WP StB Thorsten Bischoff, WP StB Kathrin Mindnich

Opinion

Based on the documents referred to and the assumptions made above, we hereby confirm that the statements set forth in the Prospectus Supplement under the section “Taxation-Material German Tax Considerations” constitute the opinion of FALK as to the material German tax consequences of purchasing, owning or transferring the shares in the capital of the Issuer.

This opinion is an exhibit to the Registration Statement and may only be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

Each person relying on this opinion agrees, in so relying, that only FALK shall have any liability in connection with this opinion.

The Issuer may:

•	file this opinion as an exhibit to the Registration Statement, and

•	refer to FALK giving this opinion under the heading “Taxation-Material German Tax Considerations” in the prospectus included in the Prospectus Supplement.

The previous sentence is no admittance from us (or FALK) that we are (or FALK is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

/s/ Gerhard Meyer	/s/ Dr. Michael Vituschek
(Gerhard Meyer)	(Dr. Michael Vituschek)
Steuerberater	Steuerberater

FALK GmbH & Co KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Annex 1 – Definitions

“German Tax” means any tax pursuant to Section 3 (1) through to (3) German Fiscal Code (Abgabenordnung) levied by or on behalf of Germany or any of its subdivisions or taxing authorities.

“FALK” means FALK GmbH & Co KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft.

“Issuer“ means CureVac N.V. with corporate seat in Amsterdam, the Netherlands.

"Prospectus Supplement" means the prospectus supplement to be filed with the SEC pursuant to the Securities Act on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it), which relates to the Registration Statement and has been filed in connection with the Issuer's offering of common shares having an aggregate offering price of up to $ 600,000,000 pursuant to a Sales Agreement among the Company, Jefferies LLC and SVB Leerink LLC.

“Registration” means the registration of shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.